                                                                    Exhibit 99.1

[MELLON LOGO]

Contact:       MEDIA:              ANALYSTS:           News Release
               -----               --------
               Stephen K. Dishart  Donald J. MacLeod   Corporate Affairs
               (412) 234-0850      (412) 234-5601      One Mellon Bank Center
               James J. Dever      David T. Lamar      Pittsburgh, PA 15258-0001
               (412) 236-1752      (412) 234-4633


FOR IMMEDIATE RELEASE


                MELLON REPORTS RECORD THIRD QUARTER 1997 RESULTS
                ------------------------------------------------

 . Quarterly Earnings Per Share Increases to $.73 Per Share, Up 12 Percent Over
  Same Period Last Year

 . Return on Common Equity is 21.6 Percent and Return on Assets is 1.81 Percent


                                                     Quarter ended                      Nine months ended
                                         --------------------------------------       ----------------------
                                         Sept. 30,      June 30,     Sept. 30,        Sept. 30,   Sept. 30,
Financial Highlights                        1997          1997          1996             1997        1996
------------------------------------------------------------------------------------------------------------
Earnings per common share*                   $ .73           $ .71       $ .66 (a)        $2.13       $1.91 (a)
Net income applicable to common stock        $ 191           $ 186       $ 172            $ 559       $ 510
Return on common equity (annualized)          21.6%           21.9%       20.6%            21.5%       20.2%
Return on assets (annualized)                 1.81%           1.79%       1.71%            1.81%       1.72%
Fee revenue as a percentage
  of total revenue (FTE)                        63%             59%         56%              61%         57%
Efficiency ratio excluding
  amortization of intangibles and
  trust-preferred securities expense            62%             59%         60%              60%         61%
------------------------------------------------------------------------------------------------------------

(a) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.
* Fully diluted.

PITTSBURGH, October 14, 1997--Mellon Bank Corporation (NYSE: MEL) today reported record third quarter 1997 fully diluted earnings per common share of 73 cents, an increase of 12 percent, compared with 66 cents in the third quarter of 1996. Earnings per common share totaled 71 cents in the second quarter of 1997. Net income applicable to common stock was $191 million in the third quarter of 1997, compared with $172 million in the third quarter of 1996 and $186 million in the second quarter of 1997.

"Our strong performance across Mellon's broad-based lines of business continues to drive our favorable stock price and valuation in the market," said Frank V. Cahouet, chairman, president and chief executive officer of Mellon Bank Corporation. "Our market capitalization ranks us among the nation's largest bank holding companies, and our ongoing performance shows our strength as an organization that consistently produces superior returns for our shareholders."


                                   - more -

Mellon Reports Earnings
October 14, 1997
Page 2


     Annualized return on common shareholders' equity and return on assets were
21.6 percent and 1.81 percent, respectively, in the third quarter of 1997, compared with 20.6 percent and 1.71 percent, respectively, in the third quarter of 1996 and 21.9 percent and 1.79 percent, respectively, in the second quarter of 1997.

     Net interest revenue for the third quarter of 1997 was $366 million, down $6 million compared with $372 million in the prior-year period and down $4 million from $370 million in the second quarter of 1997.

     Fee revenue was $635 million in the third quarter of 1997, up $159 million, compared with $476 million in the third quarter of 1996 and up $95 million, compared with $540 million in the second quarter of 1997. The increase in fee revenue, compared with the prior periods, was primarily attributable to higher trust and investment management fees resulting from the Buck Consultants, Inc.
(Buck) acquisition on July 1, 1997, new business and an increase in the market value of assets under management. Excluding the Buck acquisition, fee revenue increased $82 million, or 17 percent, compared with the prior-year period and $18 million, or 3 percent, compared with the second quarter of 1997, resulting from growth in most fee based businesses.

     Operating expense before net revenue from acquired property and trust-preferred securities expense for the third quarter of 1997 was $651 million, up $114 million from $537 million in the third quarter of 1996 and up $80 million from $571 million in the second quarter of 1997. These increases primarily resulted from the Buck acquisition and business growth.

     Credit quality expense was $24 million in the third quarter of 1997, compared with $24 million in the third quarter of 1996 and $22 million in the second quarter of 1997. Nonperforming assets totaled $175 million at Sept. 30, 1997, compared with $162 million at June 30, 1997, and $209 million at Sept. 30, 1996. The ratio of nonperforming assets to total loans and net acquired property was .62 percent at September 30, 1997. This ratio has been lower than 1 percent for 13 consecutive quarters.

     A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With approximately $1.6 trillion of assets under management or administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund company, The Dreyfus Corporation, places Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

Mellon Reports Earnings
October 14, 1997
Page 3


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.

                                        Quarter ended                Nine months ended
                              ---------------------------------     --------------------
(dollar amounts in millions,  Sept. 30,    June 30,   Sept. 30,     Sept. 30,  Sept. 30,
 ratios annualized)                1997        1997        1996          1997       1996
----------------------------------------------------------------------------------------
Net income applicable
to common stock                $   191     $   186     $   172       $   559     $   510
After tax impact of
 amortization of
 intangibles from
 purchase acquisitions              20          20          18            61          55
----------------------------------------------------------------------------------------
   Tangible net income
     applicable to
     common stock              $   211     $   206     $   190       $   620     $   565
   Tangible earnings per
     common share - fully
     diluted                   $   .80     $   .79     $   .72 (a)   $  2.36     $  2.11 (a)
----------------------------------------------------------------------------------------

Average common equity          $ 3,520     $ 3,393     $ 3,327       $ 3,468     $ 3,371
Average goodwill and
   other intangibles             1,291       1,206         898         1,240         923
----------------------------------------------------------------------------------------
   Average tangible
     common equity             $ 2,229     $ 2,187     $ 2,429       $ 2,228     $ 2,448

Return on tangible
   common equity                  37.6%       37.7%       31.2%         37.2%       30.8%
----------------------------------------------------------------------------------------

Average total assets           $42,879     $42,413     $42,461       $42,496     $41,804
Average tangible assets        $41,588     $41,207     $41,563       $41,256     $40,881

Return on tangible assets         2.05%       2.04%       1.92%         2.06%       1.94%
----------------------------------------------------------------------------------------

(a) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.

Mellon Reports Earnings
October 14, 1997
Page 4

Net Interest Revenue
--------------------

                                           Quarter ended              Nine months ended
                                 --------------------------------- ----------------------
                             Sept. 30,    June 30,   Sept. 30,     Sept. 30,    Sept. 30,
(in millions)                     1997        1997        1996          1997         1996
-----------------------------------------------------------------------------------------
Net interest revenue (FTE)        $369        $371        $374        $1,113       $1,114
Net interest margin (FTE)        4.24%       4.29%       4.20%         4.30%         4.28%
Average securities             $ 5,469     $ 5,600     $ 6,538       $ 5,694      $ 6,180
Average loans                  $27,596     $27,806     $27,170       $27,603      $27,009
Average interest-earning
   assets                      $34,467     $34,697     $35,450       $34,593      $34,769
-----------------------------------------------------------------------------------------

The $5 million decrease in fully taxable equivalent net interest revenue in the third quarter of 1997, compared with the third quarter of 1996, resulted from the effect of the November 1996 sale of a $770 million American Automobile Association (AAA) credit card portfolio, the funding costs related to the repurchase of common stock and the December 1996 $500 million insurance premium finance securitization. Primarily offsetting these factors was $1.6 billion of leases acquired in the Mellon US Leasing and Mellon First United Leasing acquisitions in 1996 and the use of the proceeds from the $1 billion of trust-preferred securities issued in December 1996. The cost of the trust-preferred securities is reported in operating expense. Net interest revenue was virtually unchanged compared with the second quarter of 1997. Excluding the effect of the loan securitizations and equity repurchases, net interest revenue and the net interest margin for the third quarter and first nine months of 1997 would have been approximately $425 million and 4.60% and $1,276 million and 4.65%, respectively, compared with approximately $415 million and 4.46% and $1,230 million and 4.54%, respectively, in the third quarter and first nine months of 1996.

Mellon Reports Earnings
October 14, 1997
Page 5


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                              Quarter ended              Nine months ended
                                    ---------------------------------  ---------------------
                                      Sept. 30,    June 30,   Sept. 30,  Sept. 30,  Sept. 30,
(in millions)                              1997        1997        1996       1997       1996
---------------------------------------------------------------------------------------------
Provision for credit losses                $ 25        $ 25        $ 25       $ 75       $ 75
Net revenue from acquired property           (1)         (3)         (1)        (7)       (10)
---------------------------------------------------------------------------------------------
     Credit quality expense                  $ 24        $ 22        $ 24       $ 68     $ 65
---------------------------------------------------------------------------------------------

Net credit (losses) recoveries(a):
 Domestic:
 Credit card                                 $(26)       $(30)       $(38)      $(87)    $(81)
 Other consumer credit                         (4)         (5)         (2)       (12)     (10)
 Commercial real estate                         1           2           -          5       (1)
   Commercial and financial                    (2)          1           6         (6)       3
---------------------------------------------------------------------------------------------
  Total domestic                              (31)        (32)        (34)      (100)     (89)
 International                                  -           -           -          5        1
---------------------------------------------------------------------------------------------

     Total net credit losses                 $(31)       $(32)       $(34)      $(95)    $(88)
---------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                             .45%        .46%        .50%       .46%     .44%
---------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense in the third quarter of 1997 was unchanged compared with the third quarter of 1996.

The $3 million decrease in net credit losses, compared with the third quarter of 1996, resulted from a $12 million decrease in credit card net credit losses partially offset by higher commercial and financial and other consumer net credit losses. The decrease in credit card net credit losses in the third quarter of 1997, compared with the third quarter of 1996, resulted from the sale of the AAA credit card portfolio and lower losses in the CornerStone(sm) portfolio. Net credit losses decreased by $1 million compared with the second quarter of 1997, as lower credit card net credit losses were primarily offset by higher commercial losses. At September 30, 1997, the CornerStone(sm) credit card portfolio had total outstandings of $501 million, compared with $539 million at June 30, 1997, and $631 million at year-end 1996.

Net credit losses increased $7 million in the first nine months of 1997, compared with the first nine months of 1996, reflecting higher domestic

Mellon Reports Earnings
October 14, 1997
Page 6


commercial and financial and credit card net credit losses partially offset by an increase in commercial real estate and international loan recoveries. The lower level of credit card net credit losses in 1996 resulted from a lower level of delinquencies in the CornerStone(sm) portfolio following the creation of the accelerated resolution portfolio in December 1995. The net carrying value of the accelerated resolution portfolio was zero at September 30, 1997. The accelerated resolution portfolio had a net carrying value of $9 million at June 30, 1997, and $30 million at year-end 1996.

Noninterest Revenue
-------------------

                                          Quarter ended               Nine months ended
                                --------------------------------     --------------------
                                Sept. 30,    June 30,   Sept. 30,    Sept. 30,  Sept. 30,
(in millions)                        1997        1997        1996         1997       1996
-----------------------------------------------------------------------------------------
Fee revenue:
Trust and investment revenue:
 Investment management:
   Mutual fund                       $ 97        $ 90        $ 85         $274     $  252
   Private asset                       47          42          36          131        109
   Institutional asset                 45          41          34          123        103
-----------------------------------------------------------------------------------------
     Total investment management
      revenue                         189         173         155          528        464
 Administration/custody/consulting:
   Mutual fund                         34          33          26           97         79
   Private asset                        4           4           3           12          9
   Institutional trust                 94          73          62          233        183
   Benefits consulting                 54           -           -           54          -
-----------------------------------------------------------------------------------------
     Total administration/
       custody/consulting revenue     186         110          91          396        271
-----------------------------------------------------------------------------------------

Total trust and investment
      fee revenue                     375         283         246          924        735
Cash management and deposit
 transaction charges                   62          59          54          177        155
Mortgage servicing fees                53          53          46          157        131
Foreign currency and securities
 trading revenue                       32          25          20           82         61
Credit card fees                       24          25          29           73         92
Information services fees               7          13          14           33         34
Other                                  82          82          67          265        245
-----------------------------------------------------------------------------------------
   Total fee revenue                  635         540         476        1,711      1,453
Gains on sale of securities             -           -           -            -          1
-----------------------------------------------------------------------------------------
       Total noninterest revenue     $635        $540        $476       $1,711     $1,454
-----------------------------------------------------------------------------------------
Fee revenue as a percentage of
 total revenue (FTE)                   63%         59%         56%          61%        57%
Trust and investment fee
 revenue as a percentage of
   total revenue (FTE)                 37%         31%         29%          33%        29%
-----------------------------------------------------------------------------------------

Mellon Reports Earnings
October 14, 1997
Page 7


Fee revenue increased $159 million, or 33%, in the third quarter of 1997, compared with the third quarter of 1996. Excluding $77 million of revenue resulting from the Buck acquisition, fee revenue increased $82 million, or 17%, compared with the prior-year period.

The $129 million, or 52%, increase in trust and investment fees in the third quarter of 1997, compared with the prior-year period, reflects $54 million of benefits consulting fees and $22 million of institutional trust fees resulting from the Buck acquisition. Excluding the fees resulting from the Buck acquisition, trust and investment fees increased $53 million, or 21%, compared with the third quarter of 1996.

The $34 million increase in investment management revenue resulted from a $12 million, or 15%, increase in mutual fund management revenue, an $11 million, or 28%, increase in private asset management revenue and an $11 million, or 32%, increase in institutional asset management revenue. These increases resulted from new business and an increase in the market value of assets under management. Proprietary funds managed at Dreyfus in the third quarter of 1997 averaged $91 billion, up $6 billion from $85 billion in the second quarter of 1997 and up $11 billion from $80 billion in the third quarter of 1996. The increase from the prior-year periods primarily resulted from an increase in equity funds, which averaged $21 billion in the third quarter of 1997 and had a period-end total of $22 billion at September 30, 1997.

Administration/custody/consulting fee revenue increased $95 million in the third quarter of 1997 compared with the third quarter of 1996 and included $54 million of benefits consulting fees and $22 million of institutional

Mellon Reports Earnings
October 14, 1997
Page 8


trust fees resulting from the Buck acquisition. Institutional trust fees, excluding the $22 million of fees resulting from the Buck acquisition, increased $10 million, or 17%, while mutual fund administration/custody revenue increased $8 million, or 26%. These increases resulted primarily from new business and higher transaction volumes.

The 15% increase in cash management fees and deposit transaction charges in the third quarter of 1997, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

The 16% increase in mortgage servicing fees in the third quarter of 1997, compared with the prior-year period, resulted from a higher level of mortgage servicing rights acquired through portfolio acquisitions.

The 70% increase in foreign currency and securities trading revenue in the third quarter of 1997, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of market volatility and customer activity, primarily in the Corporation's global custody business.

Credit card revenue decreased 20% in the third quarter of 1997, compared with the third quarter of 1996, as a result of the sale of the AAA credit card portfolio in November 1996 and lower fee revenue from the securitized credit card portfolio, due in part to higher credit losses in this portfolio.

The $7 million decrease in information services fee revenue, compared with the third quarter of 1996, primarily resulted from the third quarter 1997 sale of 50% of the Corporation's interest in the R-M Trust Company to the

Mellon Reports Earnings
October 14, 1997
Page 9


Canadian Imperial Bank of Commerce and the subsequent formation of a joint venture named CIBC Mellon Trust Company. The Corporation accounts for its interest in CIBC Mellon Trust Company under the equity method of accounting, with net results recorded as information services fee revenue.

Other fee revenue increased $15 million in the third quarter of 1997, compared with the prior-year period. This increase resulted from a $6 million increase in servicing fee revenue from the insurance premium finance loan securitization and a net $5 million increase resulting from the realization of lease residuals and the sale of equity securities and other assets. Other fee revenue in the third quarter of 1997 also included $1 million of fees resulting from Buck.

Fee revenue increased $95 million in the third quarter of 1997, compared with the second quarter of 1997. This increase resulted from the fees relating to the Buck acquisition, as well as higher trust and investment fees and higher foreign currency and securities trading revenue.

The $258 million increase in fee revenue in the first nine months of 1997, compared with the prior-year period, primarily resulted from the same factors responsible for the third quarter 1997 increase as compared to the prior-year period. Partially offsetting this increase was the $28 million gain on the home equity loan securitization that was recorded in other fee revenue during the first quarter of 1996.

Mellon Reports Earnings
October 14, 1997
Page 10


Operating Expense
-----------------

                                         Quarter ended                Nine months ended
                               ---------------------------------    ---------------------
                               Sept. 30,    June 30,   Sept. 30,    Sept. 30,   Sept. 30,
(dollar amounts in millions)        1997        1997        1996         1997        1996
-----------------------------------------------------------------------------------------
Staff expense                       $344        $276        $256       $  888      $  788
Net occupancy expense                 55          54          50          161         156
Professional, legal and
other purchased services              55          46          48          147         145
Equipment expense                     38          36          35          110         106
Amortization of mortgage
servicing rights and purchased
credit card relationships             29          28          27           85          82
Amortization of goodwill
and other intangible assets           25          27          24           79          73
Other expense                        105         104          97          317         296
-----------------------------------------------------------------------------------------
  Operating expense before
   net revenue from acquired
   property and trust-preferred
   securities expense                651         571         537        1,787       1,646
Trust-preferred
securities expense                    20          19           -           59           -
Net revenue from
acquired property                     (1)         (3)         (1)          (7)        (10)
-----------------------------------------------------------------------------------------
  Total operating expense           $670        $587        $536       $1,839      $1,636
-----------------------------------------------------------------------------------------

Average full-time equivalent
staff                             27,300      25,500      24,500       26,000      24,500
-----------------------------------------------------------------------------------------
Efficiency ratio (a)                  65%         62%         63%          63%         64%
Efficiency ratio excluding
amortization of goodwill and
 other intangible assets              62%         59%         60%          60%         61%
-----------------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property and trust-preferred securities expense, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.

Operating expense before net revenue from acquired property and trust-preferred securities expense increased $114 million, or 21%, in the third quarter of 1997, compared with the prior-year period, primarily resulting from the Buck and leasing acquisitions.

Staff expense increased $88 million, compared with the third quarter of 1996, primarily from the Buck and leasing acquisitions as well as an increase in incentive expense.

The Buck and leasing acquisitions impacted virtually all other expense categories, compared with the third quarter of 1996. The $20 million of

Mellon Reports Earnings
October 14, 1997
Page 11


trust-preferred securities expense resulted from the issuance of $1 billion of these securities in December 1996. The proceeds from these securities were used to fund interest-earning assets.

Operating expense before net revenue from acquired property and trust-preferred securities expense increased $80 million in the third quarter of 1997, compared with the second quarter of 1997. This increase primarily resulted from higher staff and professional, legal and other purchased services expenses. The increase in staff expense primarily resulted from the Buck acquisition and higher incentive expense. The increase in professional, legal and other purchased services resulted from an increase in consulting expenses and the Buck acquisition.

The $141 million increase in operating expense before net revenue from acquired property and trust-preferred securities expense in the first nine months of 1997, compared with the first nine months of 1996, primarily resulted from the same factors responsible for the third quarter 1997 increase as compared to the prior-year period. Also impacting this comparison were charges recorded in the first quarter of 1996 of $18 million for the Corporation's retirement enhancement program and $6 million related to the reconfiguration of the retail delivery system.

Mellon Reports Earnings
October 14, 1997
Page 12


Nonperforming Assets(a)
------------------------------------

                                      Sept. 30,   June 30,   Dec. 31,   Sept. 30,
(in millions)                              1997       1997       1996        1996
---------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                       $  52      $  54      $  50       $  52
  Commercial real estate                     14          9         16          34
  Other domestic                             38         27         28          45
---------------------------------------------------------------------------------
     Total nonperforming loans              104         90         94         131
Acquired property:
  Real estate acquired                       76         77         86          88
  Reserve for real estate acquired           (9)        (9)       (10)        (10)
---------------------------------------------------------------------------------
     Net real estate acquired                67         68         76          78
  Other assets acquired                       4          4          4           -
---------------------------------------------------------------------------------
     Total acquired property                 71         72         80          78
---------------------------------------------------------------------------------
     Total nonperforming assets           $ 175      $ 162      $ 174       $ 209
---------------------------------------------------------------------------------
Nonperforming loans as a
 percentage of total loans                  .37%       .32%       .35%        .46%
Nonperforming assets as a
 percentage of total loans
 and net acquired property                  .62%       .57%       .63%        .74%
---------------------------------------------------------------------------------

(a) Excludes segregated assets.

Nonperforming assets increased $13 million from June 30, 1997, primarily as a result of an increase in commercial and financial nonperforming loans. The ratio of nonperforming assets to total loans and net acquired property was .62% at September 30, 1997. This ratio has been lower than 1% for 13 consecutive quarters.

The $34 million decrease in nonperforming assets from September 30, 1996, primarily resulted from the repayment of commercial real estate loans and a $7 million decrease in acquired property. Also impacting the decrease was other repayments, returns to accrual status and credit losses.

Reserve for Credit Losses
-------------------------

                                               Sept. 30,   June 30,   Dec. 31,   Sept. 30,
(in millions)                                     1997       1997       1996        1996
-------------------------------------------------------------------------------------------
Reserve for credit losses (a)                      $ 505      $ 511      $ 525       $ 478
Reserve as a percentage of total loans              1.78%      1.82%      1.92%       1.69%
-------------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.

Mellon Reports Earnings
October 14, 1997
Page 13


The $27 million increase in the reserve for credit losses from September 30, 1996, reflects the additional fourth quarter 1996 credit loss provision related to the credit card portfolio.


Selected Capital Data
---------------------

(in millions, except                    Sept. 30,      June 30,      Dec. 31,     Sept. 30,
per share amounts)                           1997          1997          1996          1996
-------------------------------------------------------------------------------------------
Common shareholders' equity              $  3,585      $  3,377        $3,456        $3,399
Common shareholders' equity
 to assets ratio                             8.25%         7.72%         8.11%         7.78%

Tangible common shareholders'
 equity                                  $  2,265      $  2,180        $2,218        $2,221
Tangible common shareholders'
 equity to assets ratio (a)                  5.37%         5.13%         5.36%         5.22%

Total shareholders' equity               $  3,778      $  3,570        $3,746        $3,834
Total shareholders' equity
 to assets ratio                             8.69%         8.17%         8.79%         8.78%

Tier I capital ratio                         8.10 (b)      7.94          8.38          6.74
Total (Tier I and Tier II)
 capital ratio                              13.20 (b)     13.24         13.58         11.26
Leverage capital ratio                       8.40 (b)      8.20          8.31          6.68

Book value per common share              $  14.08      $  13.42       $ 13.43 (c)   $ 13.13 (c)
Tangible book value per common share         8.90          8.66          8.62 (c)      8.58 (c)
Closing common stock price                  54.75        45.125         35.50 (c)     29.63 (c)
Market capitalization                      13,938        11,353         9,134         7,668
Common shares outstanding (000)           254,578       251,599       257,294 (c)   258,830 (c)
-------------------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.

(b)  Estimated.
(c) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.

The increase in common shareholders' equity at September 30, 1997, compared with June 30, 1997, and September 30, 1996, reflects earnings retention and common shares issued in the Buck acquisition, partially offset by common stock repurchases. The decrease in total shareholders' equity from September 30, 1996, resulted from the December 1996 redemption of the $150 million Series I preferred stock and the February 1997 redemption of the $100 million Series J preferred stock.

Mellon Reports Earnings
October 14, 1997
Page 14


The Corporation's average level of treasury stock was approximately $245 million higher in the third quarter of 1997, compared with the third quarter of 1996. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased earnings per share 1% while ongoing business growth increased earnings per share 11%.

The increase in the Corporation's regulatory capital ratios, compared with September 30, 1996, reflects the issuance of $1 billion of trust-preferred securities in December 1996 following the decision by the Federal Reserve that accorded these securities Tier I capital status. The trust-preferred securities are not included as a component of total shareholders' equity on the Corporation's balance sheet.

On July 15, 1997, the Corporation announced that its board of directors authorized the repurchase of up to 6 million additional shares of common stock. The board of directors also authorized the repurchase of an equivalent number of common shares that will be issued in connection with the acquisition of 1st Business Corporation. During the third quarter of 1997, the Corporation repurchased approximately 2.3 million shares of common stock in anticipation of this acquisition.

During the third quarter of 1997, the Corporation issued approximately 3.5 million shares of common stock in connection with the Buck acquisition. These shares were repurchased in the second quarter of 1997. Since the beginning of 1995, the Corporation has repurchased approximately 58 million common shares, prior to any reissuances, as well as warrants for 9 million shares of common stock.

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                                    Three months ended             Nine months ended
 (dollar amounts in millions,                            Sept. 30,                      Sept. 30,
 except per share amounts;                          ------------------             ------------------
 common shares in thousands)                          1997      1996                 1997      1996
                                                    --------   -------             --------   -------
Selected key data
-----------------
  Net income per common share (a)                   $    .73   $   .66 (d)         $   2.13   $  1.91 (d)
  Tangible net income per
    common share (a)(b)                             $    .80   $   .72 (d)         $   2.36   $  2.11 (d)
  Net income applicable to
    common stock                                    $    191   $   172             $    559   $   510
  Tangible net income applicable
   to common stock (b)                              $    211   $   190             $    620   $   565

  Return on common shareholders'
    equity (c)                                          21.6%     20.6%                21.5%     20.2%
  Return on tangible common
   shareholders' equity (b)(c)                          37.6%     31.2%                37.2%     30.8%
  Return on assets (c)                                  1.81%     1.71%                1.81%     1.72%
  Return on tangible assets (b)(c)                      2.05%     1.92%                2.06%     1.94%
  Common equity to assets                               8.25%     7.78%                8.25%     7.78%
  Tangible common equity to assets                      5.37%     5.22%                5.37%     5.22%

Average balances for the period
-------------------------------
  Money market investments                          $  1,231   $ 1,573             $  1,115   $ 1,417
  Trading account securities                             171       169                  181       163
  Securities                                           5,469     6,538                5,694     6,180
  Loans                                               27,596    27,170               27,603    27,009
  Total interest-earning assets                       34,467    35,450               34,593    34,769
  Total assets                                        42,879    42,461               42,496    41,804
  Total tangible assets                               41,588    41,563               41,256    40,881
  Deposits                                            30,349    31,542               30,248    30,592
  Total interest-bearing liabilities                  27,266    28,806               27,526    28,379
  Common shareholders' equity                          3,520     3,327                3,468     3,371
  Tangible common shareholders' equity                 2,229     2,429                2,228     2,448
  Total shareholders' equity                           3,713     3,762                3,678     3,806

Computation of net income per common
  share
------------------------------------
Net income applicable to common stock               $    191   $   172             $    559   $   510
Total stock and stock equivalents:
  Primary                                            260,210   263,196 (d)          260,942   267,538 (d)
  Fully diluted                                      260,682   263,834 (d)          262,037   268,244 (d)
Primary net income per common share                 $    .73   $   .66 (d)         $   2.14   $  1.91 (d)
Fully diluted net income per
 common share                                        $   .73   $   .66 (d)         $  2.13    $  1.91 (d)

_______________________
(a) Fully diluted.
(b) Excludes the after tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.
(d) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.
Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                           Three months ended    Nine months ended
                                                Sept. 30,            Sept. 30,
(in millions, except per                  --------------------  -------------------
share amounts)                              1997       1996       1997       1996
                                          -------  -----------  -------  ----------

Interest revenue
----------------
Interest and fees on loans (loan fees
 of $22, $24, $58 and $72)                 $ 567        $ 558   $1,691      $1,674
Interest-bearing deposits with banks           6            9       20          28
Federal funds sold and securities
 under resale agreements                       9           10       20          23
Other money market investments                 2            3        4           6
Trading account securities                     2            2        7           6
Securities                                    94          108      289         303
                                           -----        -----   ------      ------
     Total interest revenue                  680          690    2,031       2,040

Interest expense
----------------
Interest on deposits                         220          229      654         663
Federal funds purchased and securities
 under repurchase agreements                  17           21       55          74
Other short-term borrowings                   28           31       76          97
Notes and debentures                          49           37      140          99
                                           -----        -----   ------      ------
     Total interest expense                  314          318      925         933
                                           -----        -----   ------      ------
     Net interest revenue                    366          372    1,106       1,107
Provision for credit losses                   25           25       75          75
                                           -----        -----   ------      ------
     Net interest revenue after
      provision for credit losses            341          347    1,031       1,032

Noninterest revenue
-------------------
Trust and investment fee revenue             375          246      924         735
Cash management and deposit
 transaction charges                          62           54      177         155
Mortgage servicing fees                       53           46      157         131
Foreign currency and securities
 trading revenue                              32           20       82          61
Credit card fees                              24           29       73          92
Information services fees                      7           14       33          34
Other                                         82           67      265         245
                                           -----        -----   ------      ------
     Total fee revenue                       635          476    1,711       1,453
Gains on sales of securities                   -            -        -           1
                                           -----        -----   ------      ------
     Total noninterest revenue               635          476    1,711       1,454

Operating expense
-----------------
Staff expense                                344          256      888         788
Net occupancy expense                         55           50      161         156
Professional, legal and other
 purchased services                           55           48      147         145
Equipment expense                             38           35      110         106
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                29           27       85          82
Amortization of goodwill and other
 intangible assets                            25           24       79          73
Other expense                                105           97      317         296
Trust-preferred securities expense            20            -       59           -
Net revenue from acquired property            (1)          (1)      (7)        (10)
                                           -----        -----   ------      ------
     Total operating expense                 670          536    1,839       1,636
                                           -----        -----   ------      ------
     Income before income taxes              306          287      903         850
Provision for income taxes                   111          106      327         311
                                           -----        -----   ------      ------
     Net income                              195          181      576         539
Dividends on preferred stock                   4            9       17          29
                                           -----        -----   ------      ------
     Net income applicable to
      common stock                         $ 191        $ 172   $  559      $  510
                                           =====        =====   ======      ======

Primary net income per common share         $.73         $.66    $2.14       $1.91
                                           =====        =====   ======      ======
Fully diluted net income per
  common share                              $.73         $.66    $2.13       $1.91
                                           =====        =====   ======      ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation


(dollar amounts in millions)                     Sept. 30,   June 30,    Dec. 31,  Sept. 30,
                                                    1997       1997        1996       1996
                                                 ----------  ---------  ----------  ---------
Assets
------
Cash and due from banks                            $ 3,032    $ 3,447     $ 2,846    $ 3,128
Money market investments                               871      1,260         992      1,136
Trading account securities                              88        112          84         51
Securities available for sale                        3,354      3,333       4,111      4,113
Investment securities(approximate fair
 value of $2,195, $2,257, $2,365 and
 $2,410)                                             2,168      2,249       2,375      2,439
Loans, net of unearned discount of
  $50, $48, $57 and $60                             28,279     28,144      27,393     28,229
Reserve for credit losses                             (505)      (511)       (525)      (478)
                                                   -------    -------     -------    -------
     Net loans                                      27,774     27,633      26,868     27,751
Premises and equipment                                 589        581         569        560
Acquired property, net of reserves of
 $9, $9, $10 and $10                                    71         72          80         78
Goodwill and other intangibles                       1,320      1,197       1,238      1,178
Mortgage servicing assets and purchased
 credit card relationships                           1,026        986         774        782
Other assets                                         3,172      2,842       2,659      2,460
                                                   -------    -------     -------    -------
     Total assets                                  $43,465    $43,712     $42,596    $43,676
                                                   =======    =======     =======    =======



Liabilities
-----------
Deposits in domestic offices                       $27,462    $28,914     $28,657    $29,506
Deposits in foreign offices                          2,727      2,412       2,717      3,049
Short-term borrowings                                3,504      2,999       2,247      3,204
Other liabilities                                    2,190      1,868       1,721      1,564
Notes and debentures (with original
 maturities over one year)                           2,814      2,959       2,518      2,519
                                                   -------    -------     -------    -------
     Total liabilities                              38,697     39,152      37,860     39,842

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests
 in Corporation's junior subordinated
 deferrable interest debentures                        990        990         990          -

Shareholders' equity
-----------------------------------------------
Preferred stock                                        193        193         290        435
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 400,000,000 shares
   Issued - 294,330,960 (a); 294,330,960 (a);
     147,165,480; and 147,165,480 shares               147        147          74         74
  Additional paid-in capital                         1,810      1,812       1,866      1,858
  Retained earnings                                  2,770      2,664       2,480      2,390
  Net unrealized gain (loss) on assets
   available for sale, net of tax                       24          2          (1)       (20)
  Treasury stock of 39,753,178 (a);
   42,732,010 (a); 18,518,290; and 17,750,459
   shares at cost                                   (1,166)    (1,248)       (963)      (903)
                                                   -------    -------     -------    -------
     Total common shareholders' equity               3,585      3,377       3,456      3,399
                                                   -------    -------     -------    -------
     Total shareholders' equity                      3,778      3,570       3,746      3,834
                                                   -------    -------     -------    -------
     Total liabilities, trust-preferred
      securities and shareholders' equity          $43,465    $43,712     $42,596    $43,676
                                                   =======    =======     =======    =======
---------------

(a) Reflects the two-for-one common stock split distributed on June 2, 1997.

                                      SUMMARY DATA
                                      Mellon Bank Corporation
                               Five Quarter Trend

                                                                 Quarter ended
(dollar amounts in millions,          ----------------------------------------------------------------------
except per share amounts;               Sept. 30,      June 30,     March 31,      Dec. 31,       Sept. 30,
common shares in thousands)                1997          1997         1997           1996           1996
                                      --------------  ----------  ------------  --------------  ------------
Selected key data
-----------------
  Net income per common share (a)          $    .73    $    .71   $   .69(d)    $   .67(d)      $   .66(d)
  Tangible net income per
    common share (a)(b)                    $    .80    $    .79   $   .77(d)    $   .75(d)      $   .72(d)
  Net income applicable to
    common stock                           $    191    $    186     $   182        $   179        $   172
  Tangible net income applicable
   to common stock (b)                     $    211    $    206     $   203        $   200        $   190

  Return on common shareholders'
    equity (c)                                 21.6%       21.9%       21.2%          20.9%          20.6%
  Return on tangible common
   shareholders' equity (b)(c)                 37.6%       37.7%       36.3%          36.6%          31.2%
  Return on assets (c)                         1.81%       1.79%       1.83%          1.80%          1.71%
  Return on tangible assets (b)(c)             2.05%       2.04%       2.09%          2.06%          1.92%
  Common equity to assets                      8.25%       7.72%       8.33%          8.11%          7.78%
  Tangible common equity to assets             5.37%       5.13%       5.60%          5.36%          5.22%
  Fee revenue as a percentage of
    total revenue (FTE)                          63%         59%         59%            58%(e)         56%
  Efficiency ratio excluding
    amortization of intangibles
    and trust-preferred
    securities expense                           62%         59%         59%          60%(e)           60%
  Average common shares and
    equivalents outstanding (a)             260,682     259,816     263,204(d)    263,412(d)      263,834(d)

Average balances for the period
-------------------------------
  Money market investments                 $  1,231    $  1,081     $ 1,032        $ 1,272        $ 1,573
  Trading account securities                    171         210         161             96            169
  Securities                                  5,469       5,600       6,018          6,198          6,538
  Loans                                      27,596      27,806      27,404         27,900         27,170
  Total interest-earning assets              34,467      34,697      34,615         35,466         35,450
  Total assets                               42,879      42,413      42,187         42,636         42,461
  Total tangible assets                      41,588      41,207      40,964         41,395         41,563
  Deposits                                   30,349      30,113      30,280         31,569         31,542
  Total interest-bearing
   liabilities                               27,266      27,830      27,485         29,210         28,806
  Common shareholders' equity                 3,520       3,393       3,490          3,410          3,327
  Tangible common shareholders'
   equity                                     2,229       2,187       2,267          2,169          2,429
  Total shareholders' equity                  3,713       3,586       3,735          3,820          3,762

_______________________
(a) Fully diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.

(c) Annualized.
(d) Restated to reflect the two-for-one common stock split distributed on June 2, 1997.
(e) Excludes the gain on the sale of the AAA credit card portfolio.
Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                               Five Quarter Trend

                                                   Quarter ended
                                         ----------------------------------------------------
(in millions, except per                 Sept. 30,   June 30,   March 31,  Dec. 31,  Sept. 30,
share amounts)                              1997       1997       1997      1996       1996
                                         ----------  ---------  ---------  --------  ---------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $22, $19, $17, $24 and $24)          $ 567      $ 571     $ 553     $ 579      $ 558
Interest-bearing deposits with banks              6          7         7         8          9
Federal funds sold and securities
 under resale agreements                          9          6         5         7         10
Other money market investments                    2          1         1         1          3
Trading account securities                        2          3         2         1          2
Securities                                       94         96        99       103        108
                                         ----------  ---------  --------   --------  ---------
    Total interest revenue                      680        684       667       699        690

Interest expense
----------------
Interest on deposits                            220        219       215       240        229
Federal funds purchased and securities
 under repurchase agreements                     17         20        18        20         21
Other short-term borrowings                      28         28        20        24         31
Notes and debentures                             49         47        44        44         37
                                         ----------  ---------  --------   --------  ---------
    Total interest expense                      314        314       297       328        318
                                         ----------  ---------  --------   --------  ---------
    Net interest revenue                        366        370       370       371        372
Provision for credit losses                      25         25        25        80         25
                                         ----------  ---------  --------   --------  ---------
    Net interest revenue after
     provision for credit losses                341        345       345       291        347

Noninterest revenue
-------------------
Trust and investment fee revenue                375        283       266       259        246
Cash management and deposit
 transaction charges                             62         59        56        56         54
Mortgage servicing fees                          53         53        51        49         46
Foreign currency and securities
 trading revenue                                 32         25        25        19         20
Credit card fees                                 24         25        24        28         29
Information services fees                         7         13        13        16         14
Gain on sale of credit card portfolio             -          -         -        57          -
Other                                            82         82       101        82         67
                                         ----------  ---------  --------   --------  ---------
    Total fee revenue                           635        540       536       566        476
Gains on sales of securities                      -          -         -         3          -
                                         ----------  ---------  --------   --------  ---------
    Total noninterest revenue                   635        540       536       569        476

Operating expense
-----------------
Staff expense                                   344        276       268       267        256
Net occupancy expense                            55         54        52        49         50
Professional, legal and other
 purchased services                              55         46        46        50         48
Equipment expense                                38         36        36        39         35
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                   29         28        28        25         27
Amortization of goodwill and other
 intangible assets                               25         27        27        27         24
Other expense                                   105        104       108       102         97
Trust-preferred securities expense               20         19        20         3          -
Net revenue from acquired property               (1)        (3)       (3)       (3)        (1)
                                         ----------  ---------  --------   --------  ---------
    Total operating expense                     670        587       582       559        536
                                         ----------  ---------  --------   --------  ---------
    Income before income taxes                  306        298       299       301        287
Provision for income taxes                      111        108       108       107        106
                                         ----------  ---------  --------   --------  ---------
    Net income                                  195        190       191       194        181
Dividends on preferred stock                      4          4        9         15          9
                                         ----------  ---------  --------   --------  ---------
    Net income applicable to
     common stock                             $ 191      $ 186     $ 182     $ 179      $ 172
                                         ==========  =========  ========   ========  =========
Primary net income per common share           $ .73      $ .72     $ .69     $ .68      $ .66
                                         ==========  =========  ========   ========  =========
Fully diluted net income per common
share                                         $ .73      $ .71     $ .69     $ .67      $ .66
                                         ==========  =========  ========   ========  =========